UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2004

EXIDE TECHNOLOGIES

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	1-11263 (Commission File Number)	23-0552730 (IRS Employer Identification No.)

Crossroads Corporate Center
3150 Brunswick Pike
Suite 230
Lawrenceville, New Jersey 08648
(Address of Principal Executive Offices, including Zip Code)

(609) 512-3000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01
SIGNATURES

Item 1.01

     On September 14, 2004, the Company implemented certain amendments to its Income Protection Plan (“IPP”) as described in the Company’s Annual Report on Form 10-K, dated June 29, 2004. The IPP is intended to provide participants with severance benefits in the event of termination of employment without cause or resignation under certain adverse circumstances. Under the material terms of the new amendments, executive officers will receive 12 months of severance regardless of whether the executive officer obtains new employment within the 12 month period, whereas the IPP previously provided 24 months of severance which would terminate or be reduced to the extent the executive officer obtained compensation from new employment during such 24 month period. The reduction to 12 months of unmitigated severance will be transitioned over the next 24 months.

     The amended plan is applicable to the following executive officers: Janice Jones, Executive Vice President, Global Human Resources; Ian Harvie, Interim Chief Financial Officer and Vice President, Corporate Controller; Stuart Kupinsky, Executive Vice President, Secretary and General Counsel; and Mitchell Bregman, President, Industrial Energy Americas.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2004

EXIDE TECHNOLOGIES
By:	/s/ Craig H. Muhlhauser
Craig H. Muhlhauser
President and Chief Executive Officer